EXHIBIT 10.0

                              CONSULTING AGREEMENT

This agreement is effective as of October 24, 2000, by and between Maxx International, Inc., a Utah Corporation (the "Company"), and Seth Shaw (the "Consultant").

The Company desires to retain the Consultant to be its Chief Technical Officer and Senior Software Engineer as it relates to the data processing and technology operations of the Company and the Consultant agrees to such engagement upon the terms set forth below.

1.   DUTIES AND INVOLVEMENT

     a. The Company hereby engages Consultant, as an independent contractor and not as an employee, to provide advice to and consult with the Company's management concerning its data processing operations and technology matter in general.

     b. Consultant acknowledges that he is not an officer, director, or agent of the Company, that he is not and will not be responsible for any management decisions on behalf of the Company and that he may not commit the Company to any action. Consultant represents that he does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

     c. The Consultant shall devote such of his time and effort to the duties hereunder and shall use his best efforts to fulfill obligations hereunder; however, the Company acknowledges that the Consultant is engaged in other business activities and that such activities will continue during the term of this Agreement.

2.   NO COMPETITIVE ACTIVITIES

     While employed by the Company, Consultant will not engage in any activities, on his own account or for any other person or business whether for compensation or otherwise, that are or could be competitive with the business of the Company or interfere with Consultant's duties to the Company. Consultant shall not, during the term of the Agreement or at any time thereafter, directly or indirectly, solicit, interfere with, or entice away from the Company any customer, engineer, consultant, agent, distributor, sales representative, or source of supply to the Company,

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nor shall he attempt to do so.

3.   TERM

     This Agreement shall continue for a term of One (1) year from the effective date hereof. Consultant's employment hereunder may be terminated during the term of this Agreement under the following circumstances:

     a. Disability: If, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been unable to perform his duties hereunder on a full time basis for one full month, and within 10 days after written notice of termination is given shall not have returned to the performance of his duties hereunder, the Company may terminate Consultant's employment hereunder.

     b. Termination: This Agreement may be terminated by the mutual agreement of the parties hereto.

4.   COMPENSATION

     a. As full compensation for all services hereunder, the Company shall issue Two hundred and fifty thousand (250,000) shares of the Company's common stock ("Shares"). Such shares shall be issued to you pursuant to a registration statement on Form S-8 of the Securities Act of 1933, as amended.

     b. The execution of this Consulting Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company, adopted on October 24, 2000 and incorporated herein.

5.   TAXES AND OTHER LIABILITIES

     Consultant acknowledges and agrees that he is an independent contractor and not as employee of the Company. As such, Consultant acknowledges that he is responsible for all self- employment and other tax payable to any federal, state or local authority and any other obligation or liabilities arising from his engagement and compensation hereunder, including any liabilities which might arise under Section 15 of the Securities and Exchange Act of 1934 due to Consultant receipt of the Shares pursuant to this Agreement.

     The undersigned hereby acknowledges receipt of an executed original of this Consulting Agreement and accepts the terms and conditions hereof.



MAXX INTERNATIONAL, INC.

By:/s/ ADLEY SAMPSON
   ----------------------------
       President                                   /s/ SETH SHAW
   ----------------------------                    -----------------------------
       Title                                           Seth Shaw

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